Smartsheet Inc. Announces Third Quarter Fiscal Year 2019 Results

•	Third quarter total revenue grew 59% year-over-year to $46.9 million

•	Third quarter GAAP operating loss was $16.4 million, non-GAAP operating loss was $10.2 million

•	Net operating cash flow was positive $2.4 million, net free cash flow was negative $2.0 million

BELLEVUE, Wash. - December 3, 2018 - Smartsheet Inc. (NYSE: SMAR), a leading cloud-based platform for work execution, today announced financial results for its third fiscal quarter ended October 31, 2018.

"Our momentum continued in Q3 with revenue growing 59% year-over-year and dollar-based net retention rate reaching a record 132%," said Mark Mader, CEO of Smartsheet. "Our growth demonstrates that for many of our largest and fastest-growing customers, Smartsheet has become a mission-critical work execution platform that delivers operationally important solutions across their businesses."

"Off of strong billings and collections, we generated $2.4 million of positive operating cash flow while continuing to make substantial investments in the business," said Jennifer Ceran, CFO of Smartsheet.

Third Quarter Fiscal 2019 Financial Highlights

•
Revenue: Total revenue was $46.9 million, an increase of 59% year-over-year. Subscription revenue was $41.5 million, an increase of 57% year-over-year. Professional services revenue was $5.3 million, an increase of 81% year-over-year.

•
Operating Loss: GAAP operating loss was $16.4 million, or 35% of total revenue, compared to GAAP operating loss of $10.5 million, or 36% of total revenue, in the third quarter of fiscal 2018. Non-GAAP operating loss was $10.2 million, or 22% of total revenue, compared to non-GAAP operating loss of $9.4 million, or 32% of total revenue, in the third quarter of fiscal 2018.

•
Net Loss: GAAP net loss was $15.6 million, compared to GAAP net loss of $10.4 million in the third quarter of fiscal 2018. GAAP net loss per share was $0.15, compared to GAAP net loss per share of $0.54 in the third quarter of fiscal 2018. Non-GAAP net loss was $9.4 million, compared to non-GAAP net loss of $9.3 million in the third quarter of fiscal 2018. Non-GAAP net loss per share was $0.09, compared to non-GAAP net loss per share of $0.11 in the third quarter of fiscal 2018.

•
Cash Flow: Net operating cash flow was positive $2.4 million, compared to net operating cash flow of negative $2.4 million in the third quarter of fiscal 2018. Net free cash flow was negative $2.0 million, compared to negative $5.2 million in the third quarter of fiscal 2018.

The section titled “Use of non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Third Quarter Fiscal 2019 Business Highlights

•	Ended the quarter with 77,893 domain-based customers

•	The number of all customers with annualized contract values (ACV) of $50,000 or more grew to 360, an increase of 148% year-over-year

•	Average ACV per domain-based customer increased to $2,214, an increase of 48% year-over-year

•	Dollar-based net retention rate was 132%

Financial Outlook

For the fourth quarter of fiscal 2019, the Company currently expects:

•	Total revenue of $49.0 million to $50.0 million, representing year-over-year growth of 49% to 52%

•	Non-GAAP operating loss of $16.0 million to $14.0 million

•	Non-GAAP net loss per share of $0.15 to $0.13, assuming basic and diluted weighted average shares outstanding of approximately 103 million

For the full fiscal year 2019, the Company currently expects:

•	Total revenue of $174.6 million to $175.6 million, representing year-over-year growth of 57% to 58%

•	Non-GAAP operating loss of $46.0 million to $44.0 million

•	Non-GAAP net loss per share of $0.44 to $0.42, assuming basic and diluted weighted average shares outstanding of approximately 99.5 million

•	Calculated billings of $210 million to $212 million, representing year-over-year growth of 55% to 56%

•	Net free cash flow of up to negative $20 million

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

We have not reconciled net free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and net free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our net free cash flow and, accordingly, a reconciliation of net cash from operating activities to net free cash flow is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenues and deferred revenues, and guidance for revenues is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on December 3, 2018. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (877) 274-9243, or +1 (647) 689-5417 (outside of the US). The conference ID is 8984654. A replay of the call via webcast will be available at

https://investors.smartsheet.com or by dialing (800) 585-8367 or +1 (416) 621-4642 (outside of the US). The dial-in replay will be available until the end of day on December 11, 2018. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the fourth fiscal quarter ending January 31, 2019 and the full fiscal year ending January 31, 2019, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate, our ability to attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions, and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the period ended October 31, 2018 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating loss as GAAP loss from operations excluding share-based compensation expense, amortization of acquisition-related intangible assets, and one-time costs associated with mergers and acquisitions. Non-GAAP net loss, which is used in calculating non-GAAP net loss per share, also excludes expense associated with revaluation of convertible preferred stock warrant liability. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of net free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on capital lease obligations. We believe net free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Net free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of net free cash flow as compared to net cash from operating activities, including that net free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
Definitions of Business Metrics

Number of domain-based customers

We define domain-based customers as organizations with a unique email domain name such as @cisco. All other customers, which we designate as ISP customers, are typically small teams or individuals who register for our services with an email address hosted on a widely used domain such as @gmail, @outlook, or @yahoo.

Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate.

About Smartsheet

Smartsheet is a leading cloud-based platform for work execution, enabling teams and organizations to plan, capture, manage, automate, and report on work at scale, resulting in more efficient processes and better business outcomes. Today over 95,000 customers, including more than 77,000 domain-based customers, rely on Smartsheet to implement, manage, and automate processes across a broad array of departments and use cases.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at
https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Revenue
Subscription	$41,520	$26,441	$111,048	$70,612
Professional services	5,348	2,947	14,523	7,678
Total revenue	46,868	29,388	125,571	78,290
Cost of revenue
Subscription	4,873	3,278	13,697	9,700
Professional services	3,831	2,385	10,485	5,837
Total cost of revenue	8,704	5,663	24,182	15,537
Gross profit	38,164	23,725	101,389	62,753
Operating expenses
Research and development	15,599	8,901	42,855	27,997
Sales and marketing	30,084	20,726	76,723	52,841
General and administrative	8,888	4,553	24,211	22,278
Total operating expenses	54,571	34,180	143,789	103,116
Loss from operations	(16,407)	(10,455)	(42,400)	(40,363)
Interest income (expense) and other, net	860	97	310	(29)
Net loss before provision (benefit) for income taxes	(15,547)	(10,358)	(42,090)	(40,392)
Provision (benefit) for income taxes	22	—	110	—
Net loss	$(15,569)	$(10,358)	$(42,200)	$(40,392)
Deemed dividend	—	—	—	(4,558)
Net loss attributable to common shareholders	$(15,569)	$(10,358)	$(42,200)	$(44,950)
Net loss per share attributable to common shareholders, basic and diluted	$(0.15)	$(0.54)	$(0.55)	$(2.51)
Weighted-average shares outstanding used to compute net loss per share attributable to common shareholders, basic and diluted	102,822	19,101	76,065	17,879

Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
Cost of subscription revenue	$96	$13	$214	$85
Cost of professional services revenue	149	17	346	49
Research and development	2,552	370	4,596	5,777
Sales and marketing	1,973	408	3,856	1,377
General and administrative	1,274	240	2,972	10,295
Total share-based compensation	$6,044	$1,048	$11,984	$17,583

SMARTSHEET INC.

Condensed Consolidated Balance Sheets
(in thousands, except share data)

	October 31, 2018	January 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$212,028	$58,158
Accounts receivable, net of allowances of $876 and $457 at October 31, 2018 and January 31, 2018, respectively	23,815	14,870
Prepaid expenses and other current assets	5,660	4,628
Total current assets	241,503	77,656
Long-term assets
Restricted cash	2,435	2,901
Deferred commissions	24,349	15,291
Property and equipment, net	21,804	17,237
Intangible assets, net	1,165	1,547
Goodwill	532	445
Other long-term assets	21	1,527
Total assets	$291,809	$116,604
Liabilities, convertible preferred stock, and shareholders’ equity (deficit)
Current liabilities
Accounts payable	$3,041	$2,641
Accrued compensation and related benefits	19,039	13,253
Other accrued liabilities	6,108	3,061
Capital leases payable	3,632	2,833
Deferred revenue	83,906	57,102
Total current liabilities	115,726	78,890
Capital leases payable, non-current	3,032	3,713
Deferred revenue, non-current	245	179
Convertible preferred stock warrant liability	—	1,272
Other long-term liabilities	1,192	604
Total liabilities	120,195	84,658

Convertible preferred stock
Convertible preferred stock, no par value; no shares authorized, issued, or outstanding as of October 31, 2018; 67,756,647 shares authorized, 67,619,377 shares issued and outstanding with aggregate liquidation preference of $113,217 as of January 31, 2018	—	112,687
Shareholders’ equity (deficit):
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of October 31, 2018; no shares authorized, issued, or outstanding as of January 31, 2018	—	—
Common stock, no par value; no shares authorized, issued, or outstanding as of October 31, 2018; 107,679,381 shares authorized, 20,280,741 shares issued and outstanding as of January 31, 2018	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 28,866,909 shares issued and outstanding as of October 31, 2018; no shares authorized, issued, or outstanding as of January 31, 2018	—	—
Class B common stock, no par value; 500,000,000 shares authorized, 74,448,862 shares issued and outstanding as of October 31, 2018; no shares authorized, issued, or outstanding as of January 31, 2018	—	—
Additional paid-in capital	320,445	25,892
Accumulated deficit	(148,831)	(106,633)
Total shareholders’ equity (deficit)	171,614	(80,741)
Total liabilities, convertible preferred stock, and shareholders’ equity (deficit)	$291,809	$116,604

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2018	2017
Cash flows from operating activities
Net loss	$(42,200)	$(40,392)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	11,984	17,583
Remeasurement of convertible preferred stock warrant liability	1,326	211
Depreciation of property and equipment	5,060	2,657
Amortization of deferred commission costs	7,342	3,293
Unrealized foreign currency (gain) loss	115	—
Gain/loss on disposal of assets	—	2
Amortization of intangible assets	382	10
Amortization of premiums, accretion of discounts and gain on investments	—	26
Changes in operating assets and liabilities:
Accounts receivable	(8,980)	(5,581)
Prepaid expenses and other current assets	(1,510)	(751)
Other long-term assets	49	(22)
Accounts payable	941	1,175
Other accrued liabilities	2,792	2,068
Accrued compensation and related benefits	4,791	4,135
Deferred commissions	(16,400)	(9,927)
Other long-term liabilities	588	364
Deferred revenue	26,870	18,183
Net cash used in operating activities	(6,850)	(6,966)
Cash flows from investing activities
Purchases of property and equipment	(4,372)	(4,080)
Capitalized internal-use software development costs	(2,156)	(2,681)
Proceeds from sales of investments	—	899
Proceeds from maturity of investments	—	9,222
Proceeds from sale of computer equipment	—	1
Purchases of intangible assets	—	(125)
Net cash provided by (used in) investing activities	(6,528)	3,236
Cash flows from financing activities
Proceeds from initial public offering, net of underwriters' discounts and commissions	163,844	—
Payments on principal of capital leases	(2,520)	(1,577)
Payments of deferred offering costs	(2,388)	—
Proceeds from issuance of convertible preferred stock	—	52,177
Proceeds from exercise of stock options	3,087	1,692
Proceeds from Employee Stock Purchase Plan	4,832	—
Net cash provided by financing activities	166,855	52,292
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(73)	—
Net increase in cash, cash equivalents, and restricted cash	153,404	48,562

Cash, cash equivalents, and restricted cash
Beginning of period	61,059	24,013
End of period	$214,463	$72,575

Supplemental disclosures
Cash paid for interest	$257	$247
Purchases of fixed assets under capital leases	2,639	789
Accrued purchases of property and equipment (including internal-use software)	480	55
Deemed dividends on convertible preferred stock	—	(4,558)
Deferred offering costs, accrued but not yet paid	215	—
Share-based compensation capitalized in internal-use software development costs	114	—

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP gross profit and gross margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
	(dollars in thousands)
Gross profit	$38,164	$23,725	$101,389	$62,753
Add:
Share-based compensation expense(1)	245	30	560	134
Amortization of acquisition-related intangible assets	114	—	342	—
Non-GAAP gross profit	$38,523	$23,755	$102,291	$62,887

Gross margin	81%	81%	81%	80%
Non-GAAP gross margin	82%	81%	81%	80%

(1)	Share-based compensation expense for the nine months ended October 31, 2017 includes share-based compensation expense related to the 2017 Tender Offer.

Reconciliation from GAAP to non-GAAP operating loss and operating margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
	(dollars in thousands)
Loss from operations	$(16,407)	$(10,455)	$(42,400)	$(40,363)
Add:
Share-based compensation expense(1)	6,044	1,048	11,984	17,583
Amortization of acquisition-related intangible assets	120	—	360	—
One-time costs of acquisition	—	—	57	—
Non-GAAP operating loss	$(10,243)	$(9,407)	$(29,999)	$(22,780)

Operating margin	(35)%	(36)%	(34)%	(52)%
Non-GAAP operating margin	(22)%	(32)%	(24)%	(29)%

(1)	Share-based compensation expense for the nine months ended October 31, 2017 includes share-based compensation expense related to the 2017 Tender Offer.

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP net loss

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
	(in thousands)
Net loss	$(15,569)	$(10,358)	$(42,200)	$(40,392)
Add:
Share-based compensation expense(1)	6,044	1,048	11,984	17,583
Amortization of acquisition-related intangible assets	120	—	360	—
One-time costs of acquisition	—	—	57	—
Remeasurement of convertible preferred stock warrant liability	—	—	1,326	211
Non-GAAP net loss	$(9,405)	$(9,310)	$(28,473)	$(22,598)

(1)	Share-based compensation expense for the nine months ended October 31, 2017 includes share-based compensation expense related to the 2017 Tender Offer.

Reconciliation from GAAP to non-GAAP weighted average shares outstanding (basic and diluted)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
	(in thousands)
GAAP weighted-average shares outstanding used in computing net loss per share attributable to common shareholders, basic and diluted	102,822	19,101	76,065	17,879
Add: common shares that would have resulted from conversion of convertible preferred stock at the beginning of the period, or when granted (if later), on a weighted average basis	—	68,420	22,325	65,961
Non-GAAP weighted-average shares outstanding used in computing net loss per share attributable to common shareholders, basic and diluted	102,822	87,521	98,390	83,840

Anti-dilutive shares

	October 31,
	2018	2017
	(in thousands)
Convertible preferred shares (as converted)	—	68,420
Convertible preferred stock warrant	—	137
Shares subject to outstanding common stock awards	14,943	13,644
Shares issuable pursuant to the Employee Stock Purchase Plan	59	—
Total potentially dilutive shares	15,002	82,201

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from net operating cash flow to net free cash flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
	(in thousands)
Net cash provided by (used in) operating activities	$2,423	$(2,367)	$(6,850)	$(6,966)
Less:
Purchases of property and equipment	(2,158)	(981)	(4,372)	(4,080)
Capitalized internal-use software	(1,307)	(1,204)	(2,156)	(2,681)
Payments on capital lease obligations	(936)	(601)	(2,520)	(1,577)
Free cash flow	$(1,978)	$(5,153)	$(15,898)	$(15,304)

Reconciliation from revenue to calculated billings

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
	(in thousands)
Total revenue	$46,868	$29,388	$125,571	$78,290
Add:
Deferred revenue (end of period)	84,151	50,895	84,151	50,895
Less:
Deferred revenue (beginning of period)	76,157	47,762	57,281	32,712
Calculated billings	$54,862	$32,521	$152,441	$96,473

Reconciliation from GAAP to non-GAAP operating loss guidance

	Q4'19		FY 2019
	Low	High	Low	High
	(in millions)
Loss from operations	$(21.1)	$(19.1)	$(63.6)	$(61.6)
Add:
Share-based compensation expense	5.0	5.0	17.0	17.0
Amortization of acquisition-related intangible assets	0.1	0.1	0.5	0.5
One-time costs of acquisition	—	—	0.1	0.1
Non-GAAP operating loss	$(16.0)	$(14.0)	$(46.0)	$(44.0)

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP net loss guidance

	Q4'19		FY 2019
	Low	High	Low	High
	(in millions)
Net loss	$(20.6)	$(18.6)	$(62.9)	$(60.9)
Add:
Share-based compensation expense	5.0	5.0	17.0	17.0
Amortization of acquisition-related intangible assets	0.1	0.1	0.5	0.5
One-time costs of acquisition	—	—	0.1	0.1
Remeasurement of convertible preferred stock warrant liability	—	—	1.3	1.3
Non-GAAP net loss	$(15.5)	$(13.5)	$(44.0)	$(42.0)

Reconciliation from GAAP to non-GAAP weighted average shares outstanding (basic and diluted) guidance

	Q4'19	FY 2019
	(in millions)
GAAP weighted-average shares outstanding used in computing net loss per share attributable to common shareholders, basic and diluted	103.0	82.8
Add: common shares that would have resulted from conversion of convertible preferred stock at the beginning of the period, or when granted (if later), on a weighted average basis	—	16.7
Non-GAAP weighted-average shares outstanding used in computing net loss per share attributable to common shareholders, basic and diluted	103.0	99.5

Source: Smartsheet Inc.

Smartsheet Inc.
Investor Relations Contact:
Aaron Turner
investorrelations@smartsheet.com

or
Media Contact
Dan Benelisha
pr@smartsheet.com